SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 914-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2008, Walgreen Co. announced the appointment of Wade D. Miquelon as senior vice president and chief financial officer. He replaces William M. Rudolphsen, who has been named to the new role of senior vice president and chief risk officer. Mr. Miquelon and Mr. Rudolphsen are expected to assume their respective new positions on June 16, 2008. A copy of the related press release is attached as Exhibit 99.1 hereto.

Mr. Miquelon, 43, has served as an executive vice president and CFO of Tyson Foods, Inc., the world’s largest processor and marketer of chicken, beef and pork, since 2006. Prior to that, Mr. Miquelon spent 16 years with The Procter & Gamble Company, the world’s largest consumer goods product company, most recently as CFO and General Manager of Western Europe operations.

Mr. Miquelon’s initial annualized base salary will be $625,000, subject to annual review and adjustment. He will be eligible for annual bonuses, prorated in the case of the current fiscal year, under the Walgreen corporate bonus program, which is based on the company’s fiscal year ending August 31, and is subject to Board approval of each year’s bonus. In addition, Mr. Miquelon will receive a sign-on bonus of $150,000, subject to a one-year vesting/payback requirement. Mr. Miquelon will be eligible to defer this sign-on bonus under the Walgreen Co. Executive Deferred Compensation/Capital Accumulation Plan. Mr. Miquelon will also receive other employee benefits consistent with those received by the company’s other senior executives and relocation assistance in accordance with the company’s policy for management employees.

In connection with his appointment, Mr. Miquelon will receive the following equity awards:

  An option to purchase 30,000 shares of Walgreen Co. common stock with an exercise price per share equal to the fair market value of a share of common stock on the date of grant. This grant will be made pursuant to the Walgreen Co. Executive Stock Option Plan and will vest in three equal installments on each of the third, fourth and fifth anniversaries of Mr. Miquelon’s date of hire.
  An option to purchase a number of shares of Walgreen Co. common stock equal to 350% of his base salary (pro-rated for the remainder of the 2008 fiscal year) divided by the option exercise price per share, which will be the fair market value of a share of common stock on the date of grant. This grant will be made pursuant to the Walgreen Co. Executive Stock Option Plan and will vest on the third anniversary of Mr. Miquelon’s date of hire.
  A grant of 30,000 shares of restricted stock under the Walgreen Co. Long-Term Performance Incentive Plan. These shares will vest in three equal installments on each of the third, fourth and fifth anniversaries of Mr. Miquelon’s date of hire.

Mr. Miquelon will also be eligible to receive a pro-rated award as of the end of the 2008 fiscal year under the Restricted Share Performance Program maintained under the Walgreen Co. Long-Term Performance Incentive Plan.

In connection with the commencement of Mr. Miquelon’s employment, it is expected that he will enter into a Change of Control Employment Agreement with the company in the same form executed by the company’s other senior executives.

In accordance with the Instruction to Item 5.02(c) of Form 8-K, the filing of this Form 8-K has been delayed until the date of public announcement of the events described herein.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Press Release issued by Walgreen Co., dated May 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date:	May 12, 2008	By:	/s/ Dana I. Green
Dana I. Green
Senior Vice President, General Counsel
and Secretary